Exhibit 99B.10


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment No. 114 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated April 12, 2001 on the financial statements and financial highlights of Hodges Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                        /s/ Tait, Weller & Baker

                                       TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JULY 11, 2001